EXHIBIT 10.1

JOINDER, CONSENT AND SIXTH LOAN MODIFICATION AGREEMENT
This Joinder, Consent and Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 8, 2015, by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 8020 Towers Crescent Drive, Suite 475, Vienna, Virginia 22182 (“Bank”), (ii) LUNA INNOVATIONS INCORPORATED, a Delaware corporation (“Innovations”) and LUNA TECHNOLOGIES, INC., a Delaware corporation (“Technologies”), each with offices located at 1 Riverside Circle, Suite 400, Roanoke, Virginia 24016 (Innovations and Technologies are referred to herein, individually and collectively, jointly and severally, as “Borrower”), and (iii) ADVANCED PHOTONIX, INC., a Delaware corporation (“API”), and PICOMETRIX, LLC, a Delaware limited liability company (“Picometrix”; API and Picometrix are referred to herein, individually and collectively, jointly and severally, as “New Borrower”).
1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 18, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of February 18, 2010, between Borrower and Bank, as amended by a certain First Loan Modification Agreement, dated as of March 7, 2011, as further amended by a certain Second Loan Modification Agreement, dated as of May 18, 2011, as further amended by a certain Third Loan Modification Agreement, dated as of June 1, 2012, as further amended by a certain Fourth Loan Modification Agreement, dated as of March 1, 2013, and as further amended by a certain Consent, Release and Fifth Loan Modification Agreement, dated as of January 21, 2014 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in certain Intellectual Property Security Agreements executed by each Borrower in favor of Bank (collectively, the “IP Agreements”, and together with any other collateral security granted to Bank, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3.    JOINDER AND ASSUMPTION. Following the consummation of the Merger (as defined below), API will be a wholly-owned Subsidiary of Innovations. Picometrix is a wholly-owned Subsidiaries of API. Each New Borrower hereby joins the Loan Agreement and each of the other appropriate Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and each of the other appropriate Loan Documents, as if such New Borrower were originally named a “Borrower” and/or a “Debtor” therein. Without limiting the generality of the preceding sentence, each New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Borrower under the Loan Agreement, including, without limitation, the Obligations. From and after the date hereof, all references in the Loan Documents to “Borrower” and/or “Debtor” shall be deemed to refer to and include such New Borrower. Further, all present and future Obligations of Borrower shall be deemed to refer to all present and future Obligations of each New Borrower. Each New Borrower acknowledges that the Obligations are due and owing to Bank from Borrower including, without limitation, such New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.
4.    GRANT OF SECURITY INTEREST. To secure the payment and performance of all of the Obligations, each New Borrower hereby grants to Bank a continuing lien upon and security interest in all of such New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of such New Borrower’s assets listed on Exhibit A attached hereto and all of such New Borrower’s books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. Each

New Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under the Loan Agreement). If any New Borrower shall acquire a material commercial tort claim, such New Borrower shall promptly notify Bank in a writing signed by such New Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank. Each New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant and continue a valid, first perfected security interest to Bank in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under the Loan Agreement). Each New Borrower hereby authorizes Bank to file financing statements, without notice to any Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either any Borrower or any other Person, may be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.
5.    SUBROGATION AND SIMILAR RIGHTS. Borrower (in each case including, without limitation, each New Borrower) waives any suretyship defenses available to it under the Code or any other applicable law. Borrower (in each case, including, without limitation, each New Borrower) waives any right to require Bank to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement, or any other Loan Documents, Borrower irrevocably subordinates to the prior payment in full of the Obligations and the termination of Bank’s commitment to make Credit Extensions to Borrower and agrees not to assert or enforce prior to the payment in full of the Obligations and the termination of the Bank’s commitment to make Credit Extensions to Borrower, all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Agreement), to seek contribution, indemnification or any other form of reimbursement from any other Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. If any payment is made to any Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured. Any Borrower may, acting singly, request Credit Extensions under the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes under the Loan Agreement, including with respect to requesting Credit Extensions thereunder. Each Borrower shall be jointly and severally obligated to repay all Credit Extensions made under the Loan Agreement or any other Loan Documents, regardless of which Borrower actually received said Credit Extension, as if each Borrower directly received all Credit Extensions.
6.    CONSENT TO MERGER. Borrower has notified Bank that Innovations, API, and API Merger Sub, Inc., a Delaware corporation and wholly-owned Subsidiary of Innovations (“Merger Sub”), have entered into a certain Agreement and Plan of Merger and Reorganization dated as of January 30, 2015 (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into API, with API continuing as the surviving corporation (the “Merger”). Upon the consummation of the Merger, API will become a wholly-owned Subsidiary of Innovations. Notwithstanding the terms of Section 7.3 (Mergers or Acquisitions), Section 7.4 (Indebtedness), Section 7.7 (Distributions; Investments), Section 7.8 (Transactions with Affiliates) or any other provisions of the Loan Agreement to the contrary, Bank hereby consents to Borrower and API consummating the Merger pursuant to the terms of the Merger Agreement; provided, however, that no Default or Event of Default exists prior to the consummation of the Merger, and no Default or Event of Default shall exist immediately after the consummation of the Merger (after giving effect to the consent provided in this Loan Modification Agreement). The foregoing consent applies only to the Merger, and is not a consent to or waiver of any subsequent application of the same provisions of the Loan Agreement, nor is it a waiver of any breach of any other provision of the Loan Agreement. This consent does not establish a course of dealing upon which Borrower may rely on in the future.
7.    DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1
In connection with this Loan Modification Agreement, the Revolving Line is being repaid in full and terminated. All references in the Loan Agreement to the Revolving Line, Advances, the Unused Revolving Line Facility Fee, Availability Amount, Borrowing Base, Eligible Accounts, Eligible Foreign Accounts, Overadvance, Reserves, and any terms associated therewith are stricken in their entirety.

2	The Loan Agreement shall be amended by inserting the following new Section 2.1.6 immediately following Section 2.1.5 thereof:
“2.1.6    Term Loan 2015.
(a)    Availability. Subject to the satisfaction of the terms and conditions of this Agreement, Bank shall make one (1) term loan available to Borrower on the Sixth Loan Modification Effective Date in an amount up to the Term Loan 2015 Amount.
(b)    Repayment. Commencing on the first day of the month following the month in which the Funding Date of the Term Loan 2015 occurs, Borrower shall repay the Term Loan 2015 in (i) forty-eight (48) equal installment payments of principal, based on a forty-eight (48) month amortization schedule; plus (ii) monthly payments of accrued interest (each such payment being referred to herein as a “Term Loan 2015 Payment”). Each Term Loan 2015 Payment shall be payable on the first day of each month. Borrower’s final Term Loan 2015 Payment, due on the Term Loan 2015 Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan 2015. Once repaid, the Term Loan 2015 may not be reborrowed.
(c)    Prepayment. Prior to the Term Loan 2015 Maturity Date, Borrower may prepay all or any portion of the Term Loan 2015, effective three (3) Business Days after written notice of such prepayment is given to Bank. Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, an early termination fee in an amount equal to (i) if such prepayment is made on or before the second anniversary of the Sixth Loan Modification Effective Date (the “Second Anniversary”), an amount equal to two percent (2.00%) of the amount of the Term Loan 2015 so prepaid; and (ii) if such prepayment is made after the Second Anniversary, an amount equal to one percent (1.00%) of the amount of the Term Loan 2015 so prepaid; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. Any prepayments on the Term Loan shall be in an amount equal to One Million Dollars ($1,000,000) and Two Hundred Fifty Thousand Dollars ($250,000) increments in excess thereof. Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall terminate and release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

3	The Loan Agreement shall be amended by deleting the text appearing as Section 2.2 thereof, and inserting in lieu thereof the following:
“2.2    Reserved.”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a) thereof:
“(a)    Interest Rate;
(i)    Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percentage point (1.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.
(ii)    Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus two percentage points (2.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.1.5(b).”
and inserting in lieu thereof the following:
“(a)    Interest Rate; Term Loan 2015. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan 2015 Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus two percentage points (2.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”

5	The Loan Agreement shall be amended by deleting the text appearing as Section 2.4(d) thereof, and inserting in lieu thereof the following:
“(d)    Reserved;”

6	The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.2(a)(i), (ii) and (vi) thereof:
“(i) (A) On the 15th day (or the immediately succeeding Business Day if the 15th day is not a Business Day) and on the last Business Day of each month, and (B) upon each request for a Credit Extension, a Transaction Report;
(ii) within fifteen (15) days, or the next succeeding Business Day if the 15th day is not a Business Day, after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date (including, without limitation, project identifiers for the purpose of tracking the status of assignments under the Federal Assignment of Claims Act of 1940, as amended), and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue/billings in excess of cost report and general ledger;
(vi) as soon as available, and in any event within one hundred twenty (120) days following the end of Borrower’s fiscal year, annual consolidated financial statements certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Bank; this requirement will be waived if such audited annual consolidated financial are delivered in connection with clause (b) below;”

and inserting in lieu thereof the following:
“(i) Reserved;
(ii) Reserved;
(vi) Reserved;”

7	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:
“6.9    Financial Covenants.
Maintain at all times, to be certified as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:
(a)    Minimum Cash. Borrower’s unrestricted cash at Bank of not less than Three Million Five Hundred Thousand Dollars ($3,500,000).
(b)    Reserved.”
and inserting in lieu thereof the following:
“6.9    Financial Covenants.
(a)    Minimum Cash. Borrower shall maintain at all times, to be certified as of the last day of each month, unrestricted cash at Bank of not less than Three Million Dollars ($3,000,000).
(b)    Liquidity Coverage Ratio. Borrower shall maintain at all times, to be certified as of the last day of each month, a Liquidity Coverage Ratio of greater than 1.75 to 1.00.”

8	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.12 thereof:
“6.12    Creation/Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 hereof, in the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Bank of the creation or acquisition of such new Subsidiary and, at Bank’s request, in its sole discretion, take all such action as may be reasonably required by Bank to cause each such Subsidiary to, in Bank’s sole discretion, become a co-Borrower or Guarantor under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to bank a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary.”
and inserting in lieu thereof the following:
“6.12    Creation/Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, in the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Bank of the creation or acquisition of such new Subsidiary and, at Bank’s request, in its sole discretion, shall (a) with respect to Subsidiaries organized within the United States only, cause such new Subsidiary to provide to Bank a joinder to the Loan Documents to cause such Subsidiary to become a co-borrower hereunder, and grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, provided, however, that Borrower shall not be required to pledge more than sixty-five percent (65%) of the direct or beneficial ownership interest of any Subsidiary organized outside the United States, and (c) provide to Bank all other documentation in form and substance reasonably satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.12 shall be a Loan Document.”

9	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.1 thereof:
“8.1    Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan Maturity Date, as applicable). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”
and inserting in lieu thereof the following:
“8.1    Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan 2015 Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

10	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.1 thereof:
“12.1    Termination Prior to Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b). Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such termination is at Borrower’s election, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to Ten Thousand Dollars ($10,000) (one percent (1.00%) of $1,000,000), provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”
and inserting in lieu thereof the following:

“12.1    Termination Prior to Term Loan 2015 Maturity Date. This Agreement may be terminated prior to the Term Loan 2015 Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. In connection with such termination, Borrower shall pay to Bank, in addition to all other Obligations then owing, the prepayment premium set forth in Section 2.1.6(c). ”

11	The loan Agreement shall be amended by inserting the following definitions in Section 13.1 thereof, each in its appropriate alphabetical order:
“API Canada” means Advanced Photonix Canada, Inc., a Canadian corporation and wholly-owned Subsidiary of API.
“Liquidity Coverage Ratio” means the ratio of (A) (i) unrestricted cash of Borrower at Bank plus (ii) fifty percent (50%) of Borrower’s net accounts receivable, divided by (B) all Obligations of Borrower to Bank, including, without limitation, all Indebtedness under letters of credit.
“Sixth Loan Modification Effective Date” is May 8, 2015.
“Term Loan 2015” is a loan made by Bank pursuant to the terms of Section 2.1.6.
“Term Loan 2015 Amount” is an aggregate amount equal to Six Million Dollars ($6,000,000) outstanding at any time.
“Term Loan 2015 Maturity Date” is the earliest of (a) four (4) years after the Sixth Loan Modification Effective Date or (b) the occurrence of an Event of Default.
“Term Loan 2105 Payment” is defined in Section 2.1.6(b).

12	The Loan Agreement shall be amended by inserting the following new subsections (g) and (h) in the definition of Permitted Investments immediately following subsection (f) thereof:
“(g)    Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment; and
(h)    Investments by Borrower in API Canada in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any consecutive three (3) month period.”

13	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:
“Credit Extensions” is any Advance, letter of credit, foreign exchange forward contract, amount utilized for cash management services, Term Loan or any other extension of credit by Bank for Borrower’s benefit.

“Prime Rate” is the greater of (i) four percent (4.00%) per annum and (ii) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

and inserting in lieu thereof the following:
“Credit Extensions” is the Term Loan 2015, any letter of credit, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

14	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto.
8.    FEES. Borrower shall pay to Bank a non-refundable commitment fee equal to Thirty Thousand Dollars ($30,000), which fee shall be due, and be deemed fully earned, on the Sixth Loan Modification Effective Date. In addition, Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
9.    RATIFICATION OF IP AGREEMENTS. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreements, and acknowledges, confirms and agrees that said IP Agreements contain an accurate and complete listing of all Intellectual Property Collateral as defined in each respective IP Agreement, and each remains in full force and effect. Notwithstanding the terms and conditions of any of the IP Agreements, Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works. Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within thirty (30) days of any such filing.
10.    RATIFICATION OF PERFECTION CERTIFICATE. Borrower has delivered to Bank an updated Perfection Certificate dated as of the Sixth Loan Modification Effective Date (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects those certain Perfection Certificates, each dated as of February 18, 2010. Borrower and Bank acknowledge and agree that all references in the Loan Agreement to the “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.
11.    AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

12.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
13.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement (as modified by this Loan Modification Agreement), and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
14.    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
15.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
16.    JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.
17.    COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
18.    EFFECTIVENESS. As a condition precedent to the effectiveness of this Loan Modification Agreement and Bank’s obligation to make the Term Loan, Bank shall have received the following prior to or concurrently with this Loan Modification Agreement, each in form and substance satisfactory to Bank:

A.	this Loan Modification Agreement duly executed on behalf of Borrower (including, without limitation, New Borrower);

B.
copies, certified by a duly authorized officer of each Borrower (including, without limitation, New Borrower), to be true and complete as of the date hereof, of each of (i) the governing documents of such Borrower as in effect on the date hereof, (ii) the resolutions of such Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and such Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of such Borrower;

C.
a good standing certificate of each Borrower (including, without limitation, New Borrower), certified by the Secretary of State (or equivalent agency) of the state of incorporation of such Borrower and each jurisdiction in which such Borrower is qualified to conduct business, dated as of a date no earlier than thirty (30) days prior to the date hereof;

D.
certified copies, dated as of a recent date, of financing statement, RPMRR and other lien searches of each Borrower (including, without limitation, New Borrower), as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC and/or RPMRR termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with the Agreement, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;

E.	a filed copy, which shall be filed by Bank, acknowledged by the appropriate filing office, of a UCC Financing Statement, naming each New Borrower as “Debtor” and Bank as “Secured Party”;

F.	a Stock Pledge Agreement from each Borrower, together with the Resolutions of the Board of Directors of API Canada and Declaration of Sole Shareholder of API Canada in connection therewith;

G.
Original stock certificates/membership certificates issued by API, Picometrix and API Canada (for 65% of its voting and 100% of its non-voting equity), together with original stock powers/transfer powers in connection therewith;

H.	Intellectual property searches in respect of each New Borrower;

I.	an Intellectual Property Security Agreement from each New Borrower;

J.	the Updated Perfection Certificate;

K.
evidence satisfactory to Bank that the insurance policies required for Borrower (including, without limitation, New Borrower) are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;

L.	evidence that, immediately prior to and after giving effect to the Merger, no Event of Default has occurred and is continuing (other than as specifically consented to herein);

M.	evidence that all Indebtedness of Borrower and New Borrower has been, or immediately upon the making of the Term Loan will be, repaid in full;

N.	Borrower’s payment of the fees set forth in Section 9 above; and

O.	such other documents as Bank may reasonably request.
[Signatures included on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:
LUNA INNOVATIONS INCORPORATED
By    /s/ Dale Messick
Name:     Dale Messick
Title: Chief Financial Officer
LUNA TECHNOLOGIES, INC.
By    /s/ Scott A. Graeff
Name:     Scott A. Graeff
Title:        President
BORROWER:
ADVANCED PHOTONIX, INC.
By    /s/ Dale Messick
Name:     Dale Messick
Title: Chief Executive Officer
PICOMETRIX, LLC
By    /s/ Dale Messick
Name:     Dale Messick
Title:        Authorized Person
BANK:
SILICON VALLEY BANK
By:    /s/ Michael Copty
Name:    Michael Copty
Title:    Vice President

EXHIBIT A
COLLATERAL DESCRIPTION
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Subsidiary organized outside of the United States which shares entitle the holder thereof to vote for directors or any other matter.
Exhibit B to Sixth Loan Modification Agreement
EXHIBIT B
COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK                        Date:
FROM:     LUNA INNOVATIONS INCORPORATED, et al
The undersigned authorized officer of Luna Innovations Incorporated, Luna Technologies, Inc., Advance Photonix, Inc., and Picometrix, LLC (individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Projections	FYE within 30 days, and as amended	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Cash	3,00,000	$_______	Yes No
Liquidity Coverage Ratio	>1.75:1.00	:1.00	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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LUNA INNOVATIONS INCORPORATED LUNA TECHNOLOGIES, INC. ADVANCED PHOTONIX, INC. PICOMETRIX, LLC By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:    ____________________

I.    Minimum Cash (Section 6.9(a))

Required:	Borrower shall maintain at all times, to be certified as of the last day of each month, unrestricted cash at Bank of not less than Three Million Dollars ($3,000,000).

Actual:

A.	Aggregate value of Borrower’s unrestricted cash at Bank	$

Is line A equal to or greater than $3,000,000?

  No, not in compliance                          Yes, in compliance

II.    Liquidity Coverage Ratio (Section 6.9(b))

Required:	Borrower shall maintain at all times, to be certified as of the last day of each month, a Liquidity Coverage Ratio of greater than 1.75 to 1.00.

Actual:

A.	Aggregate value of Borrower’s unrestricted cash at Bank	$
B.	Net accounts receivable of Borrower	$
C.	Line B multiplied fifty percent (50%)	$
D.	Line A. plus Line C	$
E.	Aggregate of all Obligations owing to Bank, including, without limitation, all issued and outstanding letters of credit	$
F.	Line D divided by Line E	$

Is Line F greater than 1.75?

  No, not in compliance                          Yes, in compliance